AGREEMENT FOR OUTSOURCING SERVICES


         THIS AGREEMENT FOR OUTSOURCING SERVICES (the "Agreement") is between PST Vans, Inc., a Utah corporation, with a principal business address of 1901 West 2100 South, Salt Lake City, Utah 84119 ("Customer"), and THE SABRE GROUP, INC., a Delaware corporation, with a principal business address of 4255 Amon Carter Blvd., Fort Worth, Texas 76155 ("TSG").

         WHEREAS,  TSG is engaged in the  business  of  providing  certain  data
processing   outsourcing,   facilities  management  and  information  processing
services; and

         WHEREAS, Customer and TSG wish to enter into a services agreement pursuant to which TSG shall provide to Customer the outsourcing and information processing services described in this Agreement, and upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the above premises, the Parties hereby agree as follows:

                                    ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

         1.1 Definitions. All terms beginning with a capital letter in this Agreement are defined in Schedule 1.1. Schedule 1.1 also sets forth various interpretive matters for this Agreement.

         1.2 Exhibits and Schedules. When this Agreement refers to an Exhibit or Schedule, such Exhibit or Schedule is deemed incorporated herein by reference for all purposes. All Exhibits and Schedules as agreed to after the Effective Date shall be deemed incorporated herein upon the Parties Consent.

                                    ARTICLE 2

                                      TERM

         2.1 Term of Agreement. Unless earlier terminated as provided herein, the term of this Agreement (the "Term") shall commence on the Effective Date and shall end on the fifth anniversary of the Effective Date (the "Expiration Date"), or such anniversary thereof to which the Term is extended pursuant to
Section 2.2 hereof.

         2.2 Extensions of the Term. The Term shall be automatically extended for successive one (1) year periods after the Expiration Date, unless either Party gives written notice of its intent not to renew the Agreement at least six
(6) months  prior to the date on which the  then-current  Term  expires.  In the

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event that either of the Parties wish to modify the terms of this  Agreement for a renewal period, the Parties shall mutually agree in writing to such modifications prior to the commencement of the relevant renewal period in accordance with the Change Order Process set forth in Section 3.5 below.

                                    ARTICLE 3

                            SERVICES AND EXCLUSIVITY

         3.1 Services in General.  TSG shall  perform the Services  described in
Schedule 3.1 for Customer. The Parties may make revisions to the nature and scope of the TSG Services from time to time during the Term to reflect changes and improvements to such TSG Services upon mutual written agreement as provided in Section 3.5 below. In the event Customer contemplates the acquisition of another truck carrier, TSG further agrees it will provide Customer with a cost estimate for the integration of such truck carrier under the terms and conditions of this Agreement.

         3.2 New or Additional Service. Prior to engaging a third party to provide a New or Additional Service, Customer shall first exclusively negotiate with TSG for TSG to provide Customer such New or Additional Service. If, within fifteen (15) days, or such longer period of time as the parties may mutually agree, after the date the Parties have commenced bona fide negotiations regarding such New or Additional Service, the Parties have not reached an agreement for TSG to provide such New or Additional Service to Customer, Customer shall be free to solicit proposals from third party vendors. Prior to accepting any bona fide proposal from a third party vendor to supply Customer any New or Additional Service, Customer shall provide TSG with a full and complete copy of such third party proposal and TSG shall thereafter have a period of thirty (30) days to elect to provide Customer with such New or Additional Service on the same terms and conditions are contained in the third party proposal. Further, Customer shall have an obligation to consult with TSG in any selection process for New or Additional Services, in order to ensure consistency and compatibility with the existing information technology infrastructure and protection of TSG intellectual property rights.

         3.3 TSG Rights to Manage TSG Resources. Subject to the other provisions of this Agreement, TSG shall have the right to manage all resources used in providing the TSG Services as TSG deems appropriate. Nothing in this Agreement shall prevent TSG from changing, consolidating, eliminating or adding, after the Effective Date, locations at which it provides the TSG Services; provided, however, the SLAs shall continue to apply to the TSG Services provided hereunder.

         3.4 Exclusive Services. During the Term, TSG shall be the sole and exclusive provider to Customer of the TSG Services covered by this Agreement.

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Customer shall not use any other  providers to render such services to Customer, nor may Customer perform any of such services on its own behalf.

         3.5 Change Order Process. All proposed changes by Customer (including Customer's proposed changes to meet or take advantage of changing technology requirements and opportunities) to the Services, which would affect the delivery of the Services or the satisfactions of any SLAs (collectively, "Changes") shall be subject to using a formal change control process. Under the process, Customer will notify TSG of a proposed Change via a Change Request Form which will include a technical and risk impact, priority, and specification of desired implementation date. TSG will assess the impact of the changes and communicate to Customer in writing the impact assessment including a proposed implementation plan and additional costs to Customer within thirty (30) days of receiving from Customer all final requirements necessary for preparing the impact assessment. The Customer will provide TSG with written approval of the authorization to proceed and agreement to pay, within thirty (30) calendar days after receiving TSG's impact assessment. TSG and Customer will execute a written supplement to this Agreement setting forth any special terms and conditions applicable to the Change. No Changes will be implemented without first satisfying the process set forth in the Section 3.5, and execution of a written supplement to this Agreement setting forth applicable specifications, schedules, resources to be utilized, responsibilities of the Parties, definition of successful completion, any changes in SLAs and any additional charges resulting from the Change. The process set forth in this Section shall also apply to any capitol expenditures contemplated by TSG in connection with the performance of the Services which affects the charges for the Services.

         3.6 Keep Technology Current. TSG agrees to use reasonable efforts, without an increase in charges to the Customer or costs the Customer would have to bear, to keep the technology used in providing the Services current, and at a level at least as high as the level generally utilized in the trucking transportation industry. In the event that technology improvements would cause TSG to incur costs in addition to the costs TSG would otherwise have incurred in providing the Services or would cause the Customer to incur costs it would not otherwise incur, Customer and TSG shall meet to discuss whether to implement such improvements. At Customer's sole option, TSG will (i) implement such improvements and charge the Customer for TSG's increased costs, or (ii) not implement such improvements and continue to use TSG's then-existing technology.



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                                    ARTICLE 4

                              Other TSG Obligations

         4.1      Transitioned Employees.

                  4.1.1 Immediately following Customer's acceptance of the Trucomm Software, TSG will extend offers of regular full-time employment to the employees of Customer identified on Schedule 4.1.1 (the "Employees") in accordance with TSG's normal employment policies. The Employees who (a) accept employment with TSG pursuant to this offer, (b) if requested, sign the corresponding labor agreement with TSG within three (3) days after presentation of an employment offer, and (c) begin employment with TSG, shall be referred to herein as the "Transitioned Employees."

                  4.1.2 TSG agrees to offer each of the Transitioned Employees employment with at least the same salary currently earned at Customer at the time such offers are made, as listed on Schedule 4.1.1. TSG shall provide the benefits to the Transitioned Employees in accordance with TSG's standard policies. Any severance, pension, or other benefits or rights to which the Transitioned Employees are entitled by virtue of the termination of their employment with Customer shall be the responsibility of Customer.

         4.2 TSG Account Manager. During the Term, TSG will provide an account manager (the "TSG Account Manager") who shall consult with Customer and consider Customer's needs. The TSG Account Manager will (a) have overall responsibility for managing and coordinating the delivery of the TSG Services, (b) serve as the primary point of contact for Customer in addressing issues concerning each party's obligations or requests for modifications under this Agreement, (c) provide periodic status reports to Customer, and (d) coordinate and consult with Customer management.

         4.3 Retention and Safeguarding of Customer Data. TSG will store and safeguard magnetic tapes and other magnetic or optical storage media containing Customer Data in the possession or custody of TSG for the retention periods mutually agreed upon by the Parties in writing. Prior to and during Migration, TSG will maintain the same safeguards which were in use by Customer at the Customer's Data Center to protect against the accidental or unauthorized deletion, destruction or alteration of the Customer Data in TSG's possession. Following the Migration, TSG will maintain the same safeguards it uses, but not less than reasonable means, to protect similar clients against the accidental or unauthorized deletion, destruction or alteration of Customer Data in the possession of TSG at the TSG Data Center. If Customer reasonably requests additional safeguards, TSG will provide such additional safeguards at rates and upon terms and conditions to be mutually agreed to in writing by the parties. If any applicable regulatory authority requires a longer retention schedule than

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that agreed to by the Parties for such tapes or the data contained thereon,  TSG will comply with such requirements and Customer will pay TSG at TSG's then current commercial rates (as published from time to time by TSG) for such compliance.

         4.4 Migration. As soon as practicable following the Effective Date, TSG shall consult with Customer regarding, and develop, a written migration plan (the "Migration Plan") which will describe the tasks to be performed by TSG and Customer in connection with the migration of the TSG Services to the TSG Data Center. During the Transition Period, the TSG Services will continue to be performed from Customer's Data Center. Pursuant to the Migration Plan, TSG will configure systems at the TSG Data Center, establish the test environment for data processing operations to be performed at the TSG Data Center, install equipment and Software at the TSG Data Center, and provide network consultation. Prior to completion of the Migration Plan, Customer shall obtain, on a timely basis, any Required Consents necessary to permit TSG to perform the TSG Services, including those services provided pursuant to the Migration Plan.

                                    ARTICLE 5

                      CUSTOMER RESPONSIBILITIES AND DUTIES

         5.1      Customer Employees.

                  5.1.1 Customer will cooperate with TSG in offering employment to the Employees. Customer has not made and will not make any representation or promise, whether written or oral, to the Employees regarding employment with TSG, or the employment benefits, plans or practices of TSG, without obtaining the Consent of TSG.

                  5.1.2 Without TSG's Consent, Customer shall not, for a period of eighteen (18) months from and after the Effective Date, solicit for employment, employ or otherwise utilize (directly or indirectly) the services of any Employee who rejects an employment offer from TSG made pursuant to Section
4.1 above.

                  5.1.3 All accrued severance, pension and other obligations, if any, with respect to the Transitioned Employees shall remain the responsibility of Customer.

                  5.1.4 On the Effective Date, Customer shall pay to each of the Transitioned Employees an amount equal to the accrued sick time and vacation time held by such Transitioned Employees as of the Effective Date.

         5.2 Customer Facilities and Related Services. Commencing on the Effective Date, Customer will provide to TSG, at Customer's expense, such space, parking, office furnishings, janitorial service, telephone and facsimile services (excluding such charges as may be incurred by TSG and which are unrelated to the business of Customer), utilities, office-related equipment, supplies, duplicating services, and security services at the Customer Data Center and at such other Customer facilities as TSG may require in performing the TSG Services. Customer will also provide, at Customer's expense, all required internal building piping, cabling, electrical installations for TSG at the Customer Data Center and any other Customer facility in which the TSG Services will be performed. Customer will provide TSG with legal and physical access to Customer's facilities 24 hours a day, seven (7) days a week, for purposes of performing the TSG Services. Customer represents to TSG that all facilities provided by Customer under this Agreement are and shall remain free of health and safety hazards, and that Customer shall comply with and remain in compliance with all applicable laws and operational, environmental and safety requirements for the proper operation of the TSG Services.

         5.3      Customer Owned Equipment.

                  5.3.1 Commencing on the Effective Date, Customer will provide to TSG, at Customer's expense, legal and physical access to and the use of the "Customer-Owned Equipment" consisting of (a) all equipment owned by Customer and used by Customer's information technology staff immediately prior to the Effective Date and necessary for performance of the services and functions to be performed by TSG pursuant to this Agreement, (b) any additions to or

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replacements for such Customer-Owned  Equipment that may be reasonably requested by TSG in order to perform the TSG Services, and (c) any other equipment that Customer may acquire from time to time for use by TSG in providing the TSG Services. The Customer-Owned Equipment will remain the property of Customer and that TSG may from time to time relocate the Customer-Owned Equipment to another TSG facility for the sole purpose of performing the TSG Services. The Customer-Owned Equipment initially shall be provided in good working order and condition, and shall be accompanied by all manuals, instructions, written warranties and other materials, in Customer's possession, which may be relevant to TSG's operation of the Customer-Owned Equipment.

                  5.3.2 Customer will pay all on-going costs and expenses relating to the Customer-Owned Equipment, including, without limitation, the insurance, maintenance and taxes. If Customer is requested by TSG to purchase additional or replacement Customer-Owned Equipment, and Customer determines that additions to or replacements of the Customer-Owned Equipment are not needed or declines to participate in the acquisition thereof to a degree acceptable to TSG, TSG shall thereafter be relieved of any obligations under this Agreement (including but not limited to the SLAs), to the extent the failure to acquire such additions or replacements adversely affects TSG's ability to properly perform those obligations.

         5.4      Customer Leased Equipment.

                  5.4.1 Schedule 5.4 contains a listing of equipment leased by Customer and used by Customer's information technology staff immediately prior to the Effective Date for purposes of performing the services and functions to be performed by TSG pursuant to this Agreement (the "Customer-Leased Equipment").

                  5.4.2 As of the Effective Date, Customer will provide to TSG, at Customer's expense, legal and physical access to and the use of the Customer Leased Equipment, as well as any renewals of, additions to or replacements for such leased equipment that may be reasonably requested by TSG in order to perform the TSG Services. The Customer-Leased Equipment will remain the leased equipment of Customer, and that Customer shall procure for TSG the right to relocate the Customer-Leased Equipment to the TSG Data Center from time to time for the sole purpose of performing the TSG Services. Customer will pay all costs and expenses relating to the Customer-Leased Equipment, including without limitation, lease payments, insurance, maintenance fees and taxes. During the Term, TSG will manage the Customer-Leased Equipment and Customer hereby appoints TSG as its sole agent for matters pertaining to such Customer-Leased Equipment. Customer shall promptly notify all appropriate third parties of such appointment.

                  5.4.3 TSG will not be responsible for any default by vendors or other third parties with respect to the operation or maintenance of any Customer-Leased Equipment. If TSG requests that Customer obtain any additional or replacements of any Customer- Lease Equipment and Customer determines that renewals of, additions to or replacements of any Customer-Leased Equipment are not needed or declines to participate in the acquisition thereof to a degree acceptable to TSG, TSG shall thereafter be relieved of any obligations under this Agreement (including but not limited to the SLAs), to the extent the failure to acquire such additions or replacements adversely affects TSG's ability to properly perform those obligations.

         5.5      Third Party Services.

                  5.5.1 Commencing on the Effective Date, Customer will make available to TSG, at Customer's expense, (i) all services provided by third parties and used by Customer's information technology staff immediately prior to the Effective Date for purposes of performing the services and functions to be performed by TSG pursuant to this Agreement, including the third party services described in Schedule 5.5.1 (the "Third Party Services"); and (ii) any renewals of, additions to or replacements for the Third Party Services that may be reasonably requested by TSG in order to perform the TSG Services. TSG will manage all Third Party Services on behalf of Customer during the Term in accordance with the terms and conditions of the applicable third party service agreements. Included within the Third Party Services shall be all telecommunications and data lines and circuit provider agreements, with Customer acknowledging that TSG is not a licensed provider of communications circuits and therefore shall only be responsible for monitoring such providers' performance of its obligations to provide and maintain the communications circuit, work with such provider and Customer to resolve problems with the communications circuit, and take all reasonable actions (including contract enforcement) to cause such provider to perform such obligations.

                  5.5.2 Customer will pay all costs and expenses associated with the Third Party Services agreements. Customer's exclusive remedies for any service problems relating to any Third Party Services will be the remedies set forth in the applicable third party service agreement. Customer hereby appoints TSG as its sole agent for all matters pertaining to the Third Party Services, and Customer shall promptly notify all appropriate third parties of such appointment. If Customer determines that renewals, additions to or replacements of any Third Party Service is not needed or declines to participate in the acquisition thereof to a degree acceptable to TSG, TSG shall thereafter be relieved of any obligations under this Agreement (including but not limited to the SLAs), to the extent the failure to acquire such renewals, additions or replacements adversely affects TSG's ability to properly perform those obligations.

         5.6 Customer Contract Manager. During the Term, Neil Vos, or his designee or any successor identified to TSG by Customer in writing, will be the designated contract manager (the "Customer Contract Manager") who will be authorized to act as the primary point of contact for Customer in addressing issues concerning each party's obligations or requests for modifications under this Agreement, and shall have authority to execute modifications or additions to this Agreement on behalf of Customer.

         5.7 Assistance. Customer will provide TSG with all necessary and reasonable resources, information and other assistance, as may be agreed by the parties from time to time, in connection with the activities contemplated by this Agreement and shall punctually perform its obligations under this Agreement. TSG shall be relieved of any obligations under this Agreement to the extent caused in whole or in part by Customer's failure to comply with this
Section 5.7.

         5.8 Use of TSG Services. Except with the written consent of TSG or as otherwise set forth in this Agreement, Customer may not (i) use the TSG Services for any purposes other than for Customer's internal trucking operations, or (ii) transfer any material or information related to the TSG Services, in any form whatsoever, to any third party or allow any third party to access or use any such material or information.

         5.9 Customer Licensed Software. As of the Effective Date, Customer will obtain any licenses, consents, approvals or authorizations from third parties necessary for TSG to legally and physically access and use the Customer Licensed Software required for TSG to perform the Services, as described on Schedule 5.9, and will provide written evidence of such consents to TSG upon TSG's request. Customer will pay all costs and expenses associated with the Customer Licensed

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Software, including all required license, access fees, installation, maintenance and upgrade fees, and any fees or charges which may be necessary to bring Customer into compliance with its existing software licenses. The Customer
Licensed Software will be made available to TSG in a form and on media compatible with the equipment TSG is then operating on Customer's behalf, together with appropriate documentation and other materials. Customer shall comply with the applicable license agreements for all Customer Licensed Software. Customer represents and warrants that all Customer Licensed Software required for TSG to perform the Service is listed on Schedule 5.9.

         5.10 Customer Owned Software. Customer will provide TSG with object code and source code for the Customer Owned Software, as described on Schedule 5.10, together with any consents, approvals or authorizations from third parties necessary for TSG to legally and physically access and use the Customer Owned Software, in both object code and source code form, for purposes of providing the TSG Services, and will provide written evidence of such consents to TSG upon TSG's request. The Customer Owned Software will be made available to TSG in a form and on media compatible with the equipment TSG is then operating on Customer's behalf, together with appropriate documentation and other materials. The Customer represents and warrants that all Customer Owned Software necessary for TSG to perform the Services is listed on Schedule 5.10.

         5.11 Failure to Obtain Required Consents. In the event that any Required Consent is not obtained with respect to any of the Customer Leased Equipment, Third Party Services, Customer Licensed Software, or Customer Owned Software, then, unless and until such Required Consent is obtained, the Parties shall cooperate in achieving a reasonable alternative arrangement. If Customer fails to provide to TSG any Required Consent required to be provided under this Agreement, then (i) TSG shall be excused from performing the TSG Services (or New or Additional Services, if applicable) if and to the extent such nonperformance results from such failure, and TSG's nonperformance will not be deemed to be a breach of this Agreement or grounds for termination of this Agreement by Customer, and (ii) if the Required Consent relates to a TSG Service covered under the Monthly Base Charge, until such time as such Required Consent has been obtain, TSG will adjust the Monthly Base Charge in an amount as its deems reasonable and appropriate.

         5.12 Training of Customer Personnel. Customer will train Customer's personnel to properly prepare input for, and appropriately use, output from the TSG Software. Customer will provide appropriate training for all new Customer's employees on Software then in use by or on behalf of Customer.

         5.13 Provision of Source Data. Customer will promptly supply to TSG for processing all required source data and machine readable data with applicable control totals (i) in the form presently used in Customer's information

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technology  operations,  or (ii) in such form and on such time  schedule  as set forth in the documentation provided to TSG by Customer, and as may be reasonably requested by TSG with respect to the performance of the TSG Services. Customer will be responsible for the quality, accuracy and legibility of the data provided to TSG. TSG will not be liable for any default in its performance of the TSG Services which is due to any insufficiency of the source data provided by Customer to TSG.

         5.14 Inspection. Customer will timely inspect and review all reports and output provided by TSG. Customer will notify TSG of any incorrect (i) daily or weekly reports within one (1) business day after receipt of such reports, and
(ii) monthly or other reports within three (3) business days after receipt of such reports.

         5.15     Supplies.

                  5.15.1 Customer will provide, at Customer's expense, any preprinted, customized forms and supplies specifically and uniquely designed for Customer's business operations ("Special Forms"), as reasonably requested by TSG for use in performing the TSG Services. TSG will be responsible for providing appropriate inventory controls for standard data processing forms and supplies. TSG will also maintain inventory controls for Customer's Special Forms unless such forms require more than standard security.

                  5.15.2 From time to time during the Term, TSG will inform Customer that it needs to purchase certain preprinted, customized forms and supplies specifically and uniquely designed for Customer's business operations. TSG will provide Customer with its specifications (quantity and quality) for such supplies for purposes of performing the TSG Services. Customer will (i) contract with the third party vendor of its choice for such forms and supplies,
(ii) order and arrange for the delivery of the requested forms and supplies to TSG, and (iii) pay all costs and expenses associated with such forms and supplies. TSG will manage such third party vendor on behalf of Customer during the Term in a manner consistent with the terms and conditions of the applicable third party agreement. TSG will not be responsible if the third party vendor fails to deliver the forms and supplies on a timely basis, and Customer's remedies for any service problems will be the remedies set forth in the applicable third party agreement. Customer hereby appoints TSG as its primary contact to manage all matters pertaining to such services and shall promptly notify all appropriate third parties of such appointment.

         5.16 Governmental Approvals. Customer shall, at its expense, cooperate and provide reasonable assistance to TSG in obtaining all required governmental approvals which are a prerequisite to this Agreement becoming effective or as may be necessary for TSG to perform the TSG Services.

                                    ARTICLE 6

                                 SERVICE LEVELS

         6.1 Establishment of SLA's. During the six (6) month period commencing as of the Effective Date, TSG's Account Manager and Customer's Contract Manager shall establish appropriate SLA's for the performance of the TSG Services. Upon the Parties' Consent, any SLA established hereunder shall be set forth in a written amendment or supplement to this Agreement. The metrics which TSG will measure during the six (6) month period for purposes of establishing the SLA's are set forth in Schedule 6.1.

         6.2 SLA Standard. Each SLA shall specify the SLA Standard for the services subject to such SLA.

         6.3 Monitoring. TSG shall capture and retain information and monitor its performance of the TSG Services in accordance with the SLAs. TSG's adherence to the SLA Standards shall be evaluated and reported to Customer on or before the tenth (10th) day of every month.

         6.4 Costs of Implementing Monitoring. Customer shall pay to TSG the incremental costs incurred by TSG in obtaining or developing the monitoring systems.

         6.5 Correction of Deficiencies. TSG is obligated to cure or correct its errors, mistakes, and deficiencies in service under the SLAs, at no additional cost to Customer. TSG will use its commercially reasonable efforts to cure or correct any such errors, mistake or deficiencies within thirty (30) days from Notice from Customer identifying the error, mistake or deficiency.

                                    ARTICLE 7

                                FEES AND CHARGES

         7.1      Fees and Charges.

                  7.1.1 In consideration of the performance of the TSG Services, for each month during the Term, Customer shall pay TSG a monthly base charge, according to the rates for the TSG Services set forth on Schedule 7.1 (the "Monthly Base Charge"), subject to adjustment as provided in Section 7.2 below. The Monthly Base Charge shall be prorated on a per diem basis for any partial month. In addition, Customer shall pay all other sums due and payable in accordance with Schedule 7.1.

                  7.1.2 For any New or Additional Services provided to Customer by TSG, Customer will pay TSG (a) for New or Additional Services charged on a time and material basis, the hourly rate of $100, for the initial 12-month period, which may be increased by TSG after the initial 12-month period but not to exceed $135.00 during the initial Term of this Agreement, plus mutually agreed upon material prices, (b) for New or Additional Services charged other than on a time and material basis, the amounts mutually agreed upon by Customer and TSG for such New or Additional Services and (c) any reasonable out-of-pocket expenses of TSG as provided in Section 7.4.

                  7.1.3 In the event TSG pays for any Third Party Services directly to the provider thereof, the invoices for such Third Party Services will be passed through directly to Customer with no mark-up by TSG. TSG will endeavor to obtain from the Third Party Service providers more favorable rates under such Third Party Services agreements than paid by Customer upon the execution of this Agreement.

         7.2 Adjustment to Charges. During each calendar year, TSG may adjust the fees and charges for the TSG Charges and any New of Additional Services by an amount not to exceed the annual percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) over the prior calendar year. If the CPI-U is modified or discontinued, the parties shall substitute another comparable index which measures the relative change in consumer prices. Further, Customer is currently the only trucking carrier on the IBM AS400 Computer that TSG has dedicated for use in performance of the TSG Services hereunder. In the event TSG actually utilizes such IBM AS400 for another trucking carrier, it will promptly notify Customer and advise if there have been created any economies of scale resulting from the dual use thereof, and will reduce the Monthly Base Charge to Customer accordingly.

         7.3 Termination Assistance. Customer shall pay TSG for the resources used by TSG in performing the Termination Assistance Services during the Term of and after the expiration or termination of this Agreement. For Termination Assistance Services which are provided by TSG prior to the effective date of such termination, Customer shall pay for such Termination Assistance Services at the then current published labor rates. Any Termination Assistance Services which are provided by TSG to Customer after the effective date of termination shall be paid at TSG's then current commercial rates for such services.

         7.4 Out of Pocket Expenses and Third Party Charges. For any TSG Services which are provided at a site other than at TSG's offices, Customer will pay TSG a Per Diem charge. The Per Diem charge shall be the rates published by the U.S. government for federal employees traveling on government business in the city where the TSG Services are being performed ("CONUS/OCONUS"). Customer will also pay, or reimburse TSG for, the actual cost of all local and air travel and travel-related expenses incurred by TSG in connection with the performance of the TSG Services hereunder.

                                    ARTICLE 8

                              INVOICES AND PAYMENT

         8.1 Monthly Base Charge. Unless TSG fails to commence performance of the TSG Services on or before April 6, 1998 for reasons within TSG's sole control, Customer shall pay to TSG the Monthly Base Charge, in advance, on or before the first day of each calendar month commencing April 1, 1998. If for some reason within TSG's sole control, TSG is unable to commence performance of the TSG Services on or before April 6, 1998, the Parties will negotiate in good faith a new date the payment of Monthly Base Charge shall begin hereunder.

         8.2 Other Charges. TSG shall invoice Customer for all other fees and charges due under this Agreement on a monthly basis. Invoices shall be sent to Customer at 1901 West 2100 South, Salt Lake City, Utah 84119, Attn.: Accounts Payable.

         8.3 Payment. Other than the Monthly Base Charge, any sums due TSG under this Agreement will be due and payable within thirty (30) days after receipt by Customer of an invoice from TSG.

         8.4 Interest on Overdue Amounts. Any sums due TSG under this Agreement that is not paid when due shall thereafter bear interest from the date due until paid at a rate equal to the lesser of (a) two percent per annum more than the prime rate established from time to time by Citibank, New York N.A., or (b) the maximum rate of interest allowed by applicable law.

         8.5 No Deductions/Set-Off. All payments by Customer hereunder for the Monthly Base Charge and reimbursement for Third Party Services shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, without set-off or reduction for any amounts owed, or claimed, from TSG by Customer and Customer hereby waives and disclaims any rights of offset or set-off.

                                    ARTICLE 9

                                      Taxes

         9.1 Shipping, Taxes and Import Duties. Customer shall pay, or reimburse TSG for, (i) all taxes, including but not limited to, Value Added Taxes, municipal taxes, personal property taxes, franchise taxes, net worth taxes, sales and use taxes, registration fees, excise taxes, stamp taxes and importation and custom duty taxes (collectively, the "Taxes") imposed on TSG arising from this Agreement, excluding Taxes based on TSG's net income; and (ii) any additional Taxes, income taxes, imposed on TSG as a result of any reimbursements under clause (i) or (ii) of this Section 9.1. Customer shall indemnify and hold TSG harmless for any and all tax payments made. Each of the Parties shall be responsible for the reporting and payment of any ad valorem taxes due on property owned by it or leased by it from a third party. If Customer is required by law to make any deduction or to withhold from any sum payable to TSG by Customer hereunder, (a) Customer shall effect such deduction or withholding, remit such amounts to the appropriate taxing authorities and promptly furnish TSG with tax receipts evidencing the payments of such amounts, and (b) the sum payable by Customer upon which the deduction or withholding is based shall be increased to the extent necessary to ensure that after such deduction or withholding, TSG receives and retains, free from liability for such deduction or withholding, a net amount equal to the amount TSG would have received and retained in the absence of such required deduction or withholding.

                                   ARTICLE 10

                               PROPRIETARY RIGHTS

         10.1 TSG Proprietary Information. TSG retains all right, title and interest in and to any and all TSG Software and related Documentation (including but not limited to any modifications, customizations or enhancements to, or derivative works of, any TSG Software), software development tools, know-how, methodologies, processes, technologies or algorithms used in providing the TSG
Services that are trade secrets or proprietary information of TSG or its Affiliates or otherwise owned or licensed by TSG or its Affiliates. Unless the Parties separately agree on a case-by-case basis, TSG shall own any software TSG develops on Customer's behalf under this Agreement, subject to the license provisions set forth below.

         10.2 Customer Data. Information relating to Customer contained in Customer's data files ("Customer Data") is the exclusive property of Customer. TSG is authorized to have legal and physical access to and make use of Customer Data for the sole purpose of performing the TSG Services. Upon expiration or termination of this Agreement, the Customer Data shall be either erased from the data files maintained by TSG or, at Customer's written request and expense, returned to Customer in TSG's then existing machine-readable format and media.

         10.3 License. Subject to obtaining any necessary third-party consents regarding the sublicensing of Third Party Software, TSG grants to Customer, during the Term, a limited, non-exclusive and non-transferable right and license to use, in object code form only, the TSG Software and the Documentation, strictly in accordance with the terms of this Agreement. If Customer pays for the complete development costs and expenses incurred by TSG for any New TSG Software provided pursuant to this Agreement, Customer will receive a perpetual, non-exclusive and non-transferable right and license to use, in object code form only, to such TSG Software. The rights hereby granted are limited to Customer's use of the TSG Software and Documentation in connection with Customer's internal operations and for no other use. Customer's use of any Third Party Software shall be subject to all of the terms and conditions of the applicable license agreement between TSG and the licensor of such Third Party Software. Customer shall make no modifications, alterations, developments or Derivative Works of the TSG Software or related Documentation. Customer shall further not reverse engineer, disassemble, compile, reverse compile or decompile the TSG Software. Customer shall not transfer or sublicense TSG Software or any component thereof, to any person or entity, whether by operation of law or otherwise, without the Consent of TSG. In no event will TSG have any liability hereunder for the failure of Third Party Software, including but not limited to its failure to operate in accordance with its technical documentation or description except arising from causes within TSG's full control.

         10.4 Protection of Software Rights Against Third Parties. If Customer becomes aware of any infringement or misappropriation by any third party of the TSG Software, it shall promptly notify TSG of such infringement or misappropriation in writing. TSG may, at is own expense, institute suit against such third party, and Customer shall fully cooperate with TSG, at TSG's expense, to enjoin such infringement or misappropriation and shall, if requested by TSG, join with TSG as a party to any action brought by TSG for such purpose.

                                   ARTICLE 11

                            CONFIDENTIAL INFORMATION

         11.1 Confidential Information. As of the Effective Date of this Agreement, and except as otherwise provided in this Agreement, TSG and Customer each agree that all information communicated to it by the other, including, without limitation, the terms of this Agreement, which is (i) written information marked or identified as confidential, and (ii) oral or visual information identified as confidential at the time of disclosure, which is accurately summarized in writing and provided to the other Party in such written form promptly after such oral or visual disclosure ("Confidential Information") will be received in strict confidence, will be used only for purposes of this Agreement, and will not be disclosed by the recipient Party, its agents, subcontractors or employees without the prior written consent of the other Party. TSG and Customer each agree to use the same means it uses to protect its own confidential information, but in any event not less than reasonable means, to prevent the disclosure of the Confidential Information to outside parties. However, neither TSG nor Customer shall be prevented from disclosing information which belongs to such party or is (a) already known by the recipient party without an obligation of confidentiality; (b) publicly known or becomes publicly known through no unauthorized act of the recipient Party; (c) rightfully received from a third party without an obligation of confidentiality; (d) independently developed without use of the other Party's confidential information; (e) disclosed without similar restrictions to a third party by the Party owning the confidential information; (f) approved by the other Party for disclosure; or (g) required to be disclosed pursuant to a requirement of a governmental agency or law, if the disclosing Party provides the other Party with notice of this requirement prior to disclosure.

         11.2 Residual Knowledge. TSG shall be free to use the ideas, concepts or know-how developed by TSG during the performance of the TSG Services that are in nontangible form and may be retained by TSG's employees. TSG may acquire, license, market, distribute, develop for itself or others, or have others develop for it, similar technology performing the same or similar functions as the technology contemplated by this Agreement. Customer shall also be free to use the ideas, concept or know-how developed by Customer during the term of this Agreement that are in nontangible form and may be retained by Customer's employees.

                                   ARTICLE 12

                                   WARRANTIES

         12.1 Mutual Warranties. Each Party represents and warrants to the other that: (i) it is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of formation and/or place of principal business; (ii) the performance of its obligations hereunder has been duly authorized by all necessary corporate action; (iii) this Agreement is a legal, valid and binding obligation enforceable against it in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization, liquidation and other laws and equitable principles relating to or affecting the enforcement of creditors' rights generally as they may be applied in the event of the bankruptcy, insolvency, moratorium, reorganization or liquidation of, or the appointment of a receiver with respect to the property of, or a similar event applicable to, such Party; (iv) neither the execution and delivery of this Agreement nor the performance of any of its obligations hereunder, nor the consummation of any of the transactions contemplated hereby, will violate any agreement to which it is a party or any provision of its Certificate of Incorporation, Articles of Incorporation, By-Laws or other document of corporate governance, nor any applicable law, regulation, rule, judgment, order or decree; and (v) it has duly obtained or made all consents, approvals or authorizations of, or registrations, declarations or filings with, any governmental authority which are required as a condition to the valid execution, delivery and performance of this Agreement on its part.

         12.2 No Other Representations or Warranties. THE WARRANTIES SPECIFIED HEREIN ARE THE ONLY WARRANTIES MADE BY TSG, THE APPLICABLE MANUFACTURERS AND SUPPLIERS WITH RESPECT TO THE TSG SERVICES. EXCEPT AS OTHERWISE SPECIFIED HEREIN, THE TSG SERVICES ARE PROVIDED "AS IS" AND "WITH ALL FAULTS." THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE,

INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR INTENDED USE OR ANY IMPLIED WARRANTIES ARISING OUT OF COURSE OF PERFORMANCE, COURSE OF DEALING, OR USAGE OF TRADE. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT WHICH IS NOT CONTAINED IN THIS AGREEMENT, INCLUDING WITHOUT LIMITATION STATEMENTS REGARDING CAPACITY, SUITABILITY FOR USE, OR PERFORMANCE OF THE HARDWARE COMPONENTS, SOFTWARE OR DATA, OR RELATING TO THE TSG SERVICES, WHETHER MADE BY TSG OR OTHERWISE, SHALL BE DEEMED TO BE A WARRANTY FOR ANY PURPOSE OR GIVE RISE TO ANY LIABILITY OF TSG OR ANY MANUFACTURER OR SUPPLIER.

                                   ARTICLE 13

                            LIMITATIONS OF LIABILITY

         13.1 Intended Allocation of Risks. The allocation of risks between the Parties, and the limitations on the Parties' liabilities and remedies, set forth in this Article 13 and elsewhere in this Agreement are specifically intended by the Parties, as part of their bargain (i.e., part of the consideration for their other respective benefits and obligations) in this Agreement. The Parties acknowledge that they have negotiated, with the advice of legal counsel, such allocation and limitations.

         13.2 Gross Negligence or Willful Misconduct. EXCEPT FOR CUSTOMER'S OBLIGATION TO MAKE PAYMENTS AS SET FORTH HEREIN, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON, FOR ANY LOSS, LIABILITY, DAMAGE OR EXPENSE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE PERFORMANCE OR NON-PERFORMANCE OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER, UNLESS SUCH LOSS, LIABILITY, DAMAGE OR EXPENSE SHALL BE DUE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PARTY, OR ITS OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES.

         13.3 Limitation on Damages. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, INCLUDING DAMAGES RESULTING FROM LOSS OF USE, LOSS OF DATA, LOSS OF PROFITS, OR LOSS OF BUSINESS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH PARTY HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         13.4 Limitation on Amount of General Damages. TSG shall have no liability under or relating in any manner to this Agreement for any General Damages in excess of (i) with respect to any claim or series of related claims, an amount equal to the Monthly Base Charge for the calendar month period ending immediately prior to the date that the claim, giving rise to such General Damages or liability arose, and (ii) in the aggregate, one million Dollars (US$1,000,000) during the Term.

         13.5 Tort Damages and Indemnifiable Losses. For the avoidance of doubt, the limits on liability set forth in this Article 13 shall apply to the liability of a Party to indemnify the other Party's Indemnitees against Tort Damages or Indemnifiable Losses under Article 14.

         13.6 Time for Claims. A Party may assert or make a claim against the other Party for any breach of this Agreement, or for that other Party's liability under this Agreement (including an Indemnification Claim), only within two years after the breach or other event constituting the basis for that claim occurred, even if not discovered until after that two-year period. Nevertheless, the two-year limit on the time for asserting or making any claim shall not apply to a claim (including an Indemnification Claim) based on a Third-Party Claim.

         13.7 Warranties. Each Party's warranties in this Agreement are made solely to and for the benefit of the other Party. No Person other than a Party may assert or make a claim based on the other Party's warranties under this Agreement.

         13.8 Equitable Relief. To the extent that any monetary relief available under this Agreement is not an adequate remedy for any breach of this Agreement, or upon any breach or impending breach of Section 11.1, the non-breaching Party shall be entitled to injunctive relief as a remedy for that breach or impending breach by the other Party, in addition to any other remedies granted to the non-breaching Party in this Agreement. That injunctive relief must be sought through arbitration in accordance with the Dispute Resolution Procedure.

         13.9 Exclusive Remedies. The remedies described in this Agreement are the exclusive rights and remedies of a Party regarding any breach of this Agreement or any matter that may be the subject of a claim for liability under or relating to this Agreement.

         13.10 Noncumulative Remedies. If a particular remedy for a breach of, or the occurrence of any other event described in, this Agreement is specified in this Agreement, that remedy shall be the exclusive remedy upon such a breach or event. Nevertheless, if more than one remedy for such a breach or event is specified in this Agreement, the Party entitled to a remedy must elect or choose between the available remedies, and may not cumulate or exercise multiple remedies, upon such a breach or event.

         13.11 Waiver of Remedies. No forbearance, delay, or indulgence by a Party in enforcing this Agreement, within the applicable time limits stated in this Agreement, shall prejudice the rights or remedies of that Party. No waiver of a Party's rights or remedies regarding a particular breach of, or occurrence of any other event described in, this Agreement constitutes a waiver of those rights or remedies, or any other rights or remedies, regarding any other or any subsequent breach of, or occurrence of any other event described in, this Agreement.

                                   ARTICLE 14

                                 INDEMNIFICATION

         14.1     Representations and Warranties

                  14.1.1 Customer shall indemnify, defend and hold harmless the TSG Indemnitees from and against all losses, claims, obligations, demands, assessments, fines and penalties, liabilities, expenses and costs (including reasonable fees and disbursements of legal counsel and accountants), bodily and other personal injuries, damage to tangible property and other damages, of any kind or nature, actually suffered or incurred by a TSG Indemnitee resulting from, arising out of, or relating to, any breach of any representation or warranty of Customer set forth in Sections 5.9, 5.10 and 12.1 of this Agreement.

                  14.1.2 TSG shall indemnify, defend and hold harmless the Customer Indemnitees from and against all losses, claims, obligations, demands, assessments, fines and penalties, liabilities, expenses and costs (including reasonable fees and disbursements of legal counsel and accountants), bodily and other personal injuries, damage to tangible property and other damages, of any kind or nature, actually suffered or incurred by a Customer Indemnitee resulting from, arising out of, or relating to, any breach of any representation or warranty of TSG set forth in Section 12.1 of this Agreement.

         14.2 End Users. Customer shall indemnify, defend and hold harmless TSG, its directors, officers, employees and agents from and against all losses, claims, obligations, demands, assessments, fines and penalties (whether civil or criminal), liabilities, expenses and costs (including reasonable fees and disbursements of legal counsel and accountants), bodily and other personal injuries, damage to tangible property and other damages, of any kind or nature, actually suffered or incurred by a person, and resulting from, arising out of, or relating to, any claim by any End User of Customer.

         14.3     Employment Related Matters.

                  14.3.1 From and after the Effective Date, Customer will indemnify, defend and hold both TSG's officers, agents and employees harmless from and against any loss, cost, expense, damage, liability, claim or suit (including, without limitation, reasonable attorneys' fees and expenses) caused by or arising out of (i) any hiring, termination or other personnel action taken by Customer with respect to any Transitioned Employee, to the extent such actions occurred or claims arose prior to the Effective Date; (ii) any hiring, termination or other personnel action taken by Customer with respect to any other current or former employee of Customer; and (iii) the transition of all Transitioned Employee to employment with TSG pursuant to Section 4.1 of this Agreement.

                  14.3.2 From and after the Effective Date, TSG will indemnify, defend and hold Customer harmless from and against any loss, cost, expense, damage, liability, claim or suit (including, without limitation, reasonable attorneys' fees and expenses) caused by or arising out of any hiring, termination or other personnel action taken by TSG with respect to any Transitioned Employee, to the extent such actions occurred and claims arose after the Effective Date and do not result from or relate to a default by Customer of the terms of this Agreement.

         14.4     Infringement.

                  14.4.1 TSG will defend, at its expense, any action brought against Customer, to the extent that such action is based on a claim that any element of the TSG Services constitutes a direct infringement of any duly issued United States patent, or infringement of any copyright established in the United States ("Infringement"). TSG shall pay all damages and costs finally awarded against Customer which are attributable to such Infringement, provided that (i) TSG is promptly informed by Customer in writing upon Customer's becoming aware of such claim, (ii) is furnished a copy of each communication, notice or other action relating to the alleged Infringement received by Customer, and (iii) is given authority, information and assistance from Customer reasonably necessary to defend or settle such claim.

                  14.4.2 Should any element of the TSG Services become, or in TSG's opinion be likely to become the subject of a claim of Infringement, then TSG may, at its option and expense; (i) procure for Customer the right to use such infringing element of the TSG Services free of any liability for Infringement; (ii) replace or modify the infringing element of the TSG Services with a non-Infringing substitute otherwise complying with all the functionality for the replaced services, or (iii) terminate the provision of such infringing element of the TSG Services and thereby be released from all liabilities with respect thereto. TSG shall not be obligated to defend, or be liable for costs and damages, if the Infringement arises out of (y) the Customer facilities or services, the Customer Owned Equipment, the equipment covered under the Assigned Leases, the Customer Leased Equipment, the Third Party Services, the Customer Licensed Software or the Customer Owned Software; or (z) a breach of this Agreement by Customer.

                  14.4.3 Customer shall defend, at its expense, any action brought against TSG, to the extent that such action is based on a claim that any Customer Licensed Software or Customer Owned Software infringes on any duly issued United States patent, or infringement of any copyright established in the United States. Customer shall pay all damages and costs finally awarded against

TSG which are attributable to a claim covered under this Section 14.4.3, provided that (i) Customer is promptly informed by TSG in writing upon TSG's becoming aware of such alleged claim, (ii) is furnished a copy of each communication, notice or other action relating to the alleged claim received by TSG, and (iii) is given authority, information and assistance from TSG reasonably necessary to defend or settle such claim

                  14.4.4 The foregoing sets forth TSG's sole and exclusive liability, and Customer's sole and exclusive remedies, with respect to any claims for Infringement.

         14.5     Indemnification Procedures.

                  14.5.1 The indemnification obligations set forth in this Article shall not apply unless the Party claiming indemnification: (i) notifies the other promptly of any matters in respect of which the indemnity may apply and of which the notifying Party has knowledge, in order to allow the indemnitor the opportunity to investigate and defend the matter, provided, however, that the failure to so notify shall only relieve the indemnitor of its obligations under this Article 14 if and to the extent that the indemnitor is prejudiced thereby; and (ii) gives the other Party full opportunity to control the response thereto and the defense thereof, provided, however, that the Indemnitee will have the right to participate in any legal proceeding and to be represented by legal counsel of its choosing, all at the Indemnitee's cost and expense.

                  14.5.2 The indemnitor shall not be obligated for any settlement or compromise made without its consent. The Indemnitee agrees to cooperate in good faith with the indemnitor at the request and expense of the indemnitor.

                                   ARTICLE 15

                       FORCE MAJEURE AND DISASTER RECOVERY

         15.1 Force Majeure. Except for the obligations to make payments hereunder, each Party shall be relieved of the obligations hereunder to the extent that performance is delayed or prevented by any cause beyond its reasonable control, including, without limitation, acts of God, public enemies, war, civil disorder, communications failures, fire, flood, explosion, labor disputes or strikes or any acts or orders of any governmental authority, failures or fluctuations in electrical power, heat, light, air conditioning or telecommunications equipment.

         15.2 Disaster Recovery. If requested by Customer, TSG will assist Customer with developing a disaster recovery plan designed to minimize disruption to Customer's data processing operations caused by natural or man-made disasters. Customer will pay TSG additional fees for such plan and for disaster recovery services, if any, provided by TSG at rates and upon terms and conditions to be mutually agreed to in writing by the Parties.

                                   ARTICLE 16

                               DISPUTE RESOLUTION

         16.1 Performance Review. The TSG Account Manager and the Customer Contract Manager will meet as often as shall reasonably be requested by either
Party to review the performance of either Party's obligations under this Agreement. Each Party will appoint a representative with appropriate authority whose task it will be to meet for the purpose of resolving any dispute, controversy or claim. Such representatives will discuss the dispute, controversy or claim and negotiate a resolution in good faith, without the necessity of any formal proceeding relating thereto.

         16.2 Dispute Resolution. All disputes between the Parties not resolved by the means described above shall be resolved by arbitration pursuant to the terms below.

                  16.2.1 If no further agreement has been reached after such good faith discussions, then either Party, upon thirty (30) days notice to the other Party identifying with particularity those areas in dispute, may submit such dispute to arbitration. Any such arbitration shall be held at Denver, Colorado under the Arbitration Rules of the Endispute/JAMS ("JAMS"). The arbitration panel shall consist of three arbitrators. The Parties shall each nominate an arbitrator within thirty (30) days of the notice submitting the dispute to arbitration and the nominated arbitrators shall agree on the third arbitrator within thirty (30) days after the both of them have been nominated.

                  16.2.2 The Parties agree that the award of the arbitration shall be the sole and exclusive remedy between the Parties regarding any claims, counterclaims, issues or accounting presented to the arbitrators; that the award must be consistent with terms and conditions of this Agreement; that it shall be made and shall be payable in accordance with the award in U.S. Dollars free of any tax, deduction or offset; and that any costs, fees or taxes incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the Party resisting such enforcement.

         16.3 Continued Performance. Unless (a) an action under this Article involves a claim by TSG for nonpayment by Customer, or (b) this Agreement has been terminated in accordance with other provisions of this Agreement, TSG shall continue to perform its obligations under this Agreement during the arbitration proceedings and Customer shall continue to make payments to TSG in accordance with this Agreement.

                                   ARTICLE 17

                                   TERMINATION

         17.1 Termination for Breach. In the event of certain breaches of this Agreement, TSG or Customer may terminate this Agreement in accordance with this
Section 17.1.

                  17.1.1 Upon TSG's Egregious Breach of this Agreement, Customer may terminate this Agreement, provided that Customer gives TSG thirty (30) days' written notice of its intent to terminate and TSG fails to cure the breach within such thirty (30) days; and provided, further, that such cure period will be extended an additional sixty (60) days if TSG delivers to Customer a written plan to cure the breach. In both instances, unless TSG cures the material breach, the termination shall be effective as of the first day following the end of the cure period or extended cure period as the case may be.

                  17.1.2 Upon Customer's material breach of its obligation to pay TSG in accordance with this Agreement, TSG may terminate this Agreement on ten (10) days prior written notice to Customer of its intent to terminate and Customer fails to cure the breach within such ten (10) days.

                  17.1.3 If either Party (i) is adjudicated bankrupt or insolvent by a court of competent jurisdiction, (ii) substantially ceases to do business as currently conducted, (iii) fails to pay its debts generally as they become due, or (iv) takes steps to declare bankruptcy, wind up, dissolve or liquidate (in each case, other than for the purposes of an amalgamation, restructuring, or reconstruction pursuant to which the surviving entity becomes bound by or assumes the obligations under this Agreement), or a receiver, trustee or similar officer is appointed over (or a lien holder takes possession of) all or a substantial part of such Party's property or assets, or anything similar to any of the foregoing occurs in relation to such Party under the laws of any jurisdiction, the non-defaulting Party may terminate this Agreement on Notice to the defaulting Party.

         17.2     Other Termination Events.

                  17.2.1 At any time during the Term and upon 180 days prior written notice, Customer may terminate this Agreement if (a) Customer's gross revenues for the immediately preceding calendar quarter decreases by more than one-third (1/3) from the previous calendar quarter twelve (12) months prior to the quarterly period being measured (e.g., first quarter of 1998 compared with first quarter of 1997), or (b) PST is merged with or acquired by another trucking carrier and TSG is unable to provide IT services to both PST and the other trucking carrier for less than they collectively paid for substantially similar IT services at the time of the acquisition or merger. Further, at any time following the 30th month anniversary of the Effective Date of this Agreement, Customer may terminate this Agreement for its convenience upon providing Notice to TSG at least 180 days prior to the end of the calendar year immediately prior to the calendar year in which Customer desires to terminate. Upon any termination as permitted under this Section 17.2, Customer will pay TSG for all costs and expenses incurred by TSG in connection with the termination of this Agreement, including (i) all unamortized capital costs carried by TSG in connection with this Agreement, (amortization not to exceed five (5) years),
(ii) all unamortized start up costs and expenses incurred by TSG in the performance of this Agreement (startup cap set at $300,000, amortization not to exceed five (5) years), (iii) committed fees and expenses in support of this Agreement that TSG cannot avoid, and (iv) any additional costs and expenses incurred by TSG in termination of the services such as employee transition or termination expenses.

                  17.2.2 If due to new technology that becomes generally available on the commercial market, Customer is able to obtain from a third party service provider any service substantially similar to a TSG Service provided hereunder, at terms and conditions that, when taken as a whole, is more favorable than the terms and conditions provided under this Agreement, then Customer shall provide Notice (together with substantiation of the better terms, conditions and new technology) thereof to TSG. TSG shall have thirty (30) days following the Notice in which to send Customer a written proposal to modify the terms and conditions of this Agreement to the extent required so that, if such modification were accepted by Customer, the terms and conditions applicable to such TSG Service be as favorable as that provided in the Notice. Customer shall have thirty (30) days to accept TSG's proposal or present a counter-offer of its own. If Customer presents a counter-offer, the Parties shall negotiate to modify this Agreement to the minimum extent required so that, if such modification were implemented, the terms and conditions of this Agreement, when taken as a whole, would be as favorable as the terms and conditions offered by the third party. A failure of the Parties to reach a mutually acceptable modification within thirty
(30) days from the commencement of their negotiations shall constitute a Dispute.

                                   ARTICLE 18

                    TERMINATION ASSISTANCE SERVICES; SURVIVAL

         18.1 Termination Assistance Services. Upon expiration or termination of this Agreement, TSG will provide to Customer such termination assistance as may be reasonably requested by Customer and agreed to in writing by TSG, including pricing and terms of assistance. Such termination assistance (collectively, the "Termination Assistance Services") may include, without limitation, the following:

                  18.1.1 Developing a plan for the orderly transition of Customer data processing and telecommunication operations from TSG to Customer.

                  18.1.2 Providing reasonable training, to Customer's personnel in the performance of the TSG Services then being performed by TSG.

                  18.1.3 Except if this Agreement is terminated for nonpayment by Customer, granting Customer a nontransferable, nonexclusive license or right to use certain technology (proprietary to TSG) then being used by TSG in rendering services to Customer to process the Customer Data only, subject to Customer and TSG entering into an agreement, in form and substance mutually acceptable to TSG and Customer, containing such terms and conditions as may be appropriate, including, without limitation, applicable TSG charges for such license or right to use and terms and conditions to protect the confidentiality of the TSG materials used in performing the TSG Services.

                  18.1.4 Using commercially reasonable efforts to assist Customer, at Customer's cost and expense, in acquiring any necessary rights to legally and physically access and use any Third Party Software and documentation then being used by TSG in connection with the processing of the Customer Data pursuant to this Agreement.

                  18.1.5 Using commercially reasonable efforts to make available to Customer, pursuant to mutually agreeable terms and conditions, any Third Party Services then being used by TSG in connection with the TSG Services.

                  18.1.6 Furnishing Customer with duplicates of magnetic tapes or print-outs of Customer's data base or providing Customer with the Customer Data in a form deemed appropriate by TSG.

         18.2 Termination Assistance Period. TSG shall not be required to perform the Termination Assistance Services for a period in excess of ninety
(90) days from and after the expiration date or the effective date of termination.

                                   ARTICLE 19

                                  MISCELLANEOUS

         19.1 Compliance with Applicable Law. Each party will comply with all applicable laws, rules, regulations and ordinances governing its business, facilities and assets. On the Effective Date, each Party, at its own expense, will have obtained all necessary approvals from governmental, regulatory or other authorities with jurisdiction over its business, facilities and assets to enter into and perform its obligations under this Agreement.

         19.2     Import, Export, Exchange Controls.

                  19.2.1 Customer will be responsible for obtaining any necessary government approvals, consents, licenses and/or permits to enable Customer to (a) export any products or technical data required for TSG's performance under this Agreement from the United States or any other country of origin, (b) import such products and technical data into any other country, and
(c) pay TSG all amounts in U.S. Dollars as required by this Agreement. Upon request, TSG will promptly provide Customer with any end-user certificates, affidavits regarding re-export or other certificates and documents as are reasonably available to TSG and required from TSG to obtain any such approvals, consents, licenses and/or permits. The obligations of TSG under this Agreement shall be conditioned on Customer's obtaining such approvals, consents, licenses and/or permits. Each Party shall bear all costs, fees and expenses associated with obtaining such approvals, consents, certificates, affidavits and other items for which it is responsible under this Agreement, and upon request will provide to the other evidence that any such items have been obtained and all fees have been paid.

                  19.2.2 Notwithstanding anything in this Agreement to the contrary, Customer shall not directly or indirectly export (or re-export) any hardware, products, Software, technical data or products thereof covered under this Agreement or permit transshipment of same (a) to any country or destination for which the United States Government or a United States Government agency requires an export license or other approval for export without first having obtained such license or other approval, or (b) if otherwise contrary to United States law. The term "technical data" shall include the TSG Services and any technical assistance provided by TSG. This obligation shall survive the expiration or termination of this Agreement.

         19.3 Binding Nature and Assignment. This Agreement shall be binding on Customer and TSG and their respective successors and assigns. Either Party shall have the right to assign this Agreement to an Affiliate so long as the contracting Party hereto remains primarily liable for the continued performance of the terms and conditions of this Agreement. Otherwise, this Agreement may not be assigned by Customer, without the prior written consent of TSG, which consent shall not be unreasonably withheld. TSG shall have the right to subcontract any of its obligations under this Agreement to a third party without any consent of Customer being required.

         19.4 Notices. Wherever under this Agreement one party is required or permitted to give written notice to the other, such notice shall be deemed given the third day after its mailing by one party, postage prepaid, to the other party addressed as follows:

                  In the case of TSG:

                  President
                  The SABRE Group, Inc.
                  MD 4319
                  4255 Amon Carter Blvd.
                  Fort Worth, TX 76115
                  Fax: (817) 967-4044

                  With a copy to:

                  General Counsel
                  The SABRE Group, Inc.
                  MD 4204
                  4255 Amon Carter Blvd.,
                  Fort Worth, TX  76155
                  Fax:  (817) 931-7502


                  In case of Customer:

                  Chief Financial Officer
                  PST Vans, Inc.
                  1901 West 2100 South
                  Salt Lake City, Utah  84119
                  Fax:  (801) 975-2402

                  With a copy to:

                  Chief Executive Officer
                  PST Vans, Inc.
                  1901 West 2100 South
                  Salt Lake City, Utah  84119
                  Fax:   (801) 975-2515

                  And another copy to:

                  John B. Anderson
                  623 E. 100 S.
                  Salt Lake City, Utah  84119
                  Fax:  (801) 531-6340

         Any notice that shall be mailed pursuant to the foregoing shall also be delivered by hand or transmitted by fax and shall be effective when received by the addressee. Either Party may from time to time specify as its address or fax number for purposes of this Agreement any other address or fax number upon giving ten (10) days prior written notice thereof to the other Party.

         19.5   Counterparts.   This   Agreement  may  be  executed  in  several
counterparts, all of which taken together shall constitute one single agreement between the Parties.

         19.6 Headings. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties.

         19.7 Relationship of Parties. TSG shall be and act as an independent contractor hereunder and no employee of either Party shall be deemed to be an employee of the other for any purpose whatsoever. Each Party shall comply, at its own expense, with the provisions of all applicable state and municipal requirements and with all state and federal laws applicable to it as an employer and otherwise.

         19.8 No Solicitation. During the Term and for a period of two (2) years thereafter, neither Party shall without the prior written consent of the other Party, solicit for employment or otherwise retain the services of any current or former employees of the other Party. Notwithstanding the above, if TSG terminates the employment of a Transitioned Employee for any reason (other than the Transitioned Employees voluntary resignation) during the period referenced above, Customer may solicit or otherwise retain the services of such Transitioned Employee.

         19.9 Savings Clause. In the event any provision of this Agreement is held to be invalid or unenforceable, such provision shall be deemed modified to the extent necessary to become valid and enforceable.

         19.10 Approvals. Where agreement, approval, acceptance, consent or similar action by either Party is required by any provision of this Agreement, such action shall not be unreasonably delayed or withheld.

         19.11 Waiver. No delay or omission by either party hereto to exercise any right or power hereunder shall impair such right or power or be construed to be a waiver thereof. A waiver by either Party of any of the covenants to be performed by the other or any breach of a covenant shall not be construed to be a waiver of any succeeding breach or of any other covenant contained in this Agreement.

         19.12 Attorneys' Fees. If any legal action or other proceeding is brought for the enforcement of an award under Section 16.2, the prevailing Party shall be entitled to recover reasonable attorneys' fees and expenses and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

         19.13 Media Releases. All media releases, public announcements and public disclosures by either Party relating to this Agreement or its subject matter, including, without limitation, promotional or marketing material (but not including any announcement intended solely for internal distribution by the disclosing Party or any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of the disclosing Party) shall be coordinated with and approved by the other party prior to the release thereof. Notwithstanding the above, TSG may list Customer's name as a customer of TSG in marketing and promotional material without having to first obtain Customer's prior written approval.

         19.14 No Third Party Beneficiary. Except as otherwise provided herein, nothing in this Agreement may be relied upon or shall benefit any party other than Customer or TSG. Without limiting the foregoing, nothing in this Agreement, either expressed or implied, will confer upon any employee of Customer or TSG any right or remedy, including, without limitation, any right to employment or continued employment for any specified period of time.

         19.15 Entire Agreement. This Agreement, including any Schedules, referred to herein and attached hereto, each of which is incorporated in this Agreement for all purposes, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and there are no representations, understandings or agreements relating to this Agreement that are not fully expressed herein. No amendment, modification, waiver or discharge of this Agreement shall be valid unless in writing and signed by an authorized representative of the party against which such amendment, modification, waiver or discharge is sought to be enforced.

         19.16 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, regardless of conflict of laws rules.

         19.17 Year 2000. TSG will use its commercially reasonable efforts to ensure that the TSG Software licensed hereunder by Customer, when used in accordance with its associated Documentation, will be Year 2000 Compliant. TSG will also endeavor to ensure that Third Party Software utilized in performing the TSG Services is Year 2000 Compliant; provided however, TSG shall have no liability, and expressly disclaims any warranties or conditions, in connection with any Third Party Software, and the operation of any TSG Software with any Third Party Software or equipment not supplied by TSG. In the event any of the TSG Software is not Year 2000 Compliant on or before June 30, 1999, TSG shall use commercially reasonable efforts to bring such non-conforming TSG Software into Year 2000 Compliance at no additional cost to Customer as soon as reasonably practicable. In the event TSG is unable to do so, TSG shall refund to Customer all labor charges paid to TSG in connection with such TSG Software, including any implementation or customization fees. The remedies provided in this Section 19.17 shall be the sole and exclusive remedies available to Customer, and the sole and exclusive obligation of TSG, for TSG's failure to comply with this Section 19.17.


IN WITNESS WHEREOF, TSG and Customer have each caused this Agreement to be signed and delivered by its duly authorized officer, all as of the Effective Date.

THE SABRE GROUP, INC.                        PST VANS, INC.

By:                                          By:
     ------------------------------               ------------------------------
Name:                                        Name:  Kenneth R. Norton
     ------------------------------               ------------------------------
Date:                                        Date:
     ------------------------------               ------------------------------

                            AGREEMENT FOR OUTSOURCING
                                    SERVICES

                                     BETWEEN

                                 PST VANS, INC.

                                       AND

                              THE SABRE GROUP, INC.


                                ___________, 1998

                                TABLE OF CONTENTS

                                                                          PAGE


ARTICLE 1.            DEFINITIONS AND INTERPRETATION.........................1
         1.1      Definitions................................................1
         1.2      Exhibits and Schedules.....................................1
ARTICLE 2.            TERM...................................................1
         2.1      Term of Agreement..........................................1
         2.2      Extensions of the Term.....................................1

ARTICLE 3             SERVICES AND EXCLUSIVITY
         3.1      Services in General........................................2
         3.2      New or Additional Service..................................2
         3.3      TSG Rights to Manage TSG Resources.........................2
         3.4      Exclusive Services.........................................3
         3.5      Change Order Process.......................................3
         3.6      Keep Technology Current....................................3
ARTICLE 4.            OTHER TSG OBLIGATIONS..................................3
         4.1      Transitioned Employees.....................................4
         4.2      TSG Account Manager........................................4
         4.3      Retention and Safeguarding of Customer Data................4
         4.4      Migration..................................................5
ARTICLE 5.            CUSTOMER RESPONSIBILITIES AND DUTIES...................5
         5.1      Customer Employees.........................................5
         5.2      Customer Facilities and Related Services...................5
         5.3      Customer Owned Equipment...................................6
         5.4      Customer Leased Equipment..................................7
         5.5      Third Party Services.......................................7
         5.6      Customer Contract Manager..................................8
         5.7      Assistance.................................................8
         5.8      Use of TSG Services........................................8

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                          PAGE

         5.9      Customer Licensed Software.................................9
         5.10     Customer Owned Software....................................9
         5.11     Failure to Obtain Required Consents........................9
         5.12     Training of Customer Personnel............................10
         5.13     Provision of Source Data..................................10
         5.14     Inspection................................................10
         5.15     Supplies..................................................10
         5.16     Governmental Approvals....................................11
ARTICLE 6.            SERVICE LEVELS........................................11
         6.1      Establishment of SLA's....................................11
         6.2      SLA Standard..............................................11
         6.3      Monitoring................................................11
         6.4      Costs of Implementing Monitoring..........................11
         6.5      Correction of Deficiencies................................11
ARTICLE 7.            FEES AND CHARGES......................................12
         7.1      Fees and Charges..........................................12
         7.2      Adjustment to Charges.....................................12
         7.3      Termination Assistance....................................12
         7.4      Out of Pocket Expenses and Third Party Charges............13
ARTICLE 8.            INVOICES AND PAYMENT..................................13
         8.1      Monthly Base Charge.......................................13
         8.2      Other Charges.............................................13
         8.3      Payment...................................................13
         8.4      Interest on Overdue Amounts...............................13
         8.5      No Deductions/Set-Off.....................................13
ARTICLE 9.            TAXES.................................................14
         9.1      Shipping, Taxes and Import Duties.........................14
ARTICLE 10.           PROPRIETARY RIGHTS....................................14

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                          PAGE

         10.1     TSG Proprietary Information...............................14
         10.2     Customer Data.............................................14
         10.3     License...................................................15
         10.4     Protection of Software Rights Against Third Parties.......15
ARTICLE 11.           CONFIDENTIAL INFORMATION..............................15
         11.1     Confidential Information..................................15
         11.2     Residual Knowledge........................................16
ARTICLE 12.           WARRANTIES............................................16
         12.1     Mutual Warranties.........................................16
         12.2     No Other Representations or Warranties....................17
ARTICLE 13.           LIMITATIONS OF LIABILITY..............................17
         13.1     Intended Allocation of Risks..............................17
         13.2     Gross Negligence or Willful Misconduct....................17
         13.3     Limitation on Damages.....................................18
         13.4     Limitation on Amount of General Damages...................18
         13.5     Tort Damages and Indemnifiable Losses.....................18
         13.6     Time for Claims...........................................18
         13.7     Warranties................................................18
         13.8     Equitable Relief..........................................18
         13.9     Exclusive Remedies........................................19
         13.10    Noncumulative Remedies....................................19
         13.11    Waiver of Remedies........................................19
ARTICLE 14.           INDEMNIFICATION.......................................19
         14.1     Representations and Warranties............................19
         14.2     End Users.................................................20
         14.3     Employment Related Matters................................20
         14.4     Infringement..............................................20
         14.5     Indemnification Procedures................................22

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                          PAGE


ARTICLE 15.           FORCE MAJEURE AND DISASTER RECOVERY...................22
         15.1     Force Majeure.............................................22
         15.2     Disaster Recovery.........................................22
ARTICLE 16.           DISPUTE RESOLUTION....................................22
         16.1     Performance Review........................................22
         16.2     Dispute Resolution........................................23
         16.3     Continued Performance.....................................23
ARTICLE 17.           TERMINATION...........................................23
         17.1     Termination for Breach....................................23
         17.2     Other Termination Events..................................24
ARTICLE 18.           TERMINATION ASSISTANCE SERVICES; SURVIVAL.............25
         18.1     Termination Assistance Services...........................25
         18.2     Termination Assistance Period.............................26
ARTICLE 19.           MISCELLANEOUS.........................................26
         19.1     Compliance with Applicable Law............................26
         19.2     Import, Export, Exchange Controls.........................26
         19.3     Binding Nature and Assignment.............................27
         19.4     Notices...................................................27
         19.5     Counterparts..............................................29
         19.6     Headings..................................................29
         19.7     Relationship of Parties...................................29
         19.8     No Solicitation...........................................29
         19.9     Savings Clause............................................29
         19.10    Approvals.................................................29
         19.11    Waiver....................................................29
         19.12    Attorneys' Fees...........................................29
         19.13    Media Releases............................................29
         19.14    No Third Party Beneficiary................................30

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                          PAGE


         19.15    Entire Agreement..........................................30
         19.16    Governing Law.............................................30
         19.17    Year 2000.................................................30

                                  SCHEDULE 1.1

                         DEFINITIONS AND INTERPRETATION
                                 I. DEFINITIONS

         In the Agreement, the following terms have the corresponding meanings:

         "Affiliate:" A Person that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with another Person.

         "Agreement:" The Agreement for Outsourcing Services entered into by the Parties.

         "Arbitration Rules:" The rules for international commercial arbitration of JAMS, as amended or supplemented from time to time.

         "Assigned Leases:" The leases for equipment identified on Schedule 5.4 identified as assigned to TSG.

         "Changes:"  As defined in Section 3.5 of the Agreement.

         "Confidential Information:"  The information described in Section 11.1.

         "Consent:" Prior, express, and written consent (which may not be unreasonably withheld, conditioned or delayed unless stated to be at a Party's sole discretion).

         "Consequential Damages:" Damages consisting of lost profits, lost income, or lost savings or consequential, indirect, special, or incidental damages (however described). "Consequential Damages" does not include any punitive or exemplary damages.

         "Control:" The ownership or effective voting control of fifty percent (50%) or more of the outstanding equity interests of another Person.

         "Customer's Contract Manager:" Neil Vos, and any successor individual so designated in writing by Customer from time to time.

         "Customer Data:" The following data, whether provided or produced before, on, or after the Effective Date:

                  (1) All data that is provided by or on behalf of Customer to TSG in order for TSG to provide the TSG Services, including keyed input and electronic capture of information by the TSG Services;

                  (2) All data that is provided by or on behalf of TSG to Customer by means of the TSG Services, including reports and all other output of the TSG Software; and

                  (3) All data that is produced by means of TSG Services as an intermediate step in using or producing any of the Customer Data, including databases and files containing Customer Data.

         "Customer Data Center:" Customer's data processing center located at 1901 W. 2100 South, Salt Lake City, Utah 84119.

         "Customer   Indemnitees:"   Customer  and  its   directors,   officers,
employees, and agents and the heirs, executors, successors, and permitted assigns of any of those Persons.

         "Customer Leased Equipment:"  The equipment identified on Schedule 5.4.

         "Customer Licensed Software:" The Third Party Software and related documentation identified on Schedule 5.9.

         "Customer Owned Equipment:"  The Equipment identified on Schedule 5.3.2

         "Customer Owned Software:" The software and related documentation identified on Schedule 5.10.

         "Derivative Work:" A "derivative work" is based on one or more preexisting works, such as a translation, , abridgment, condensation, or any other form in which a work may be recast, transformed or adapted. A work consisting of editorial revisions, annotations, elaboration, or other modifications, which, as a whole, represent an original work of authorship, is a derivative work.

         "Dispute Resolution Process:" The process to be followed for the resolution of disputes as set forth in Article 16.

         "Documentation:" Instructions and related information for the use by end users of TSG Software including users manuals, and instructions and related information for the operation of software including run instructions, job control instructions, balancing procedures, and input dependencies.

         "Effective Date:"  March 1, 1998.

         "Egregious Breach:" A material breach of contract that constitutes an intentional, unequivocal refusal to perform a material obligation of this Agreement that frustrates one or more bases of the bargain between the Parties to the extent that a (non-breaching) reasonable business person would not have entered into the Agreement or would not continue performing under the Agreement.

         "Employees:"  The employees of Customer identified on Schedule 4.1.1.

         "End User:" The end users of Customer, including but not limited to, truck owners/operators.

         "Expiration Date:"  January 31, 2008.

         "General Damages:" Actual, out of pocket damages, losses, claims, obligations, demands, assessments, fines and penalties (whether civil or criminal), liabilities, expenses and costs (including reasonable fees and disbursements of legal counsel and accountants), and other direct damages suffered or incurred by a Person. For the avoidance of doubt, "General Damages" excludes punitive damages, exemplary damages and Consequential Damages of such Person.

         "Infringement:"  See Section 14.4.1 of the Agreement.

         "Indemnification Claim:" A claim or demand by a Party, on its behalf or on behalf of one or more of its other Indemnitees, based on a Third Party Claim, for indemnification under Article 14.

         "Indemnifiable Losses:" Losses, claims, obligations, demands assessments, fines and penalties (whether civil or criminal), liabilities, expenses and costs (including reasonable fees and disbursements of legal counsel and accountants), bodily and other personal injuries, damage to tangible property, and other damages, of any kind or nature, actually suffered or incurred by a Person. "Indemnifiable Losses" consists only of the actual damages of a Person, and excludes any Consequential Damages and any punitive or exemplary damages (however described) awarded against such Indemnitee in favor of a Person making a Third-Party Claim against such Indemnitee.

         "Indemnitees:" The Customer Indemnitees or the TSG Indemnitees, or both.

         "JAMS:"  The Endispute/JAMS arbitration service.

         "Migration:" The transfer of performance of certain of the TSG Services from the Customer Data Center to the TSG Data Center under the Migration Plan.

         "Migration Plan:"  See Section 4.4 of the Agreement.

         "Monthly Base Charge:" The fees and charges set forth in Schedule 7.1 for performance of the TSG Services.

         "New or Additional Service:" One or more services that are not described in Schedule 3.1, as such Schedule may be amended from time to time, which relate to Customer's internal information technology process.

         "New TSG Software:" Software developed by TSG at the written direction and request of Customer, for which Customer pays to TSG all development costs and expenses incurred by TSG in the development of such software and all associated Documentation.

          "Notice:" Prior, written notice or other communication  complying with
Section 19.4 of this Agreement. Whenever a period of time is stated for Notice, such period of time is the minimum period and nothing in this Agreement shall be construed as prohibiting a greater period of time. ("Notify" has the correlative meaning).

         "Party:" Each of the signatories to the Agreement, and their successors and assigns as permitted by the Agreement. ("Parties" has the correlative meaning).

         "Per Diem:" Daily charges to be paid by Customer to TSG for performance of certain of the TSG Services.

         "Person:"   An   individual,   a   corporation,   partnership,   trust,
association, or entity of any kind or nature; or a governmental authority.

          "Required Consent:" An enforceable consent and authorization provided by a third-party licensor, lessor, or party to a Third Party Service contract, consenting to and authorizing TSG's use of the either the Customer Lease Equipment, Customer Licensed Software, Customer Owned Software or Third Party Service, as applicable.

         "SLA:" Each of the written statements of performance levels mutually agreed upon by the Parties for certain TSG Services.

         "SLA Standard:" For a specific service, the acceptable level of performance for such service specified in the applicable SLA.

         "Special Forms:"  The forms described in Section 5.15 of the Agreement.

         "Term:"  See Section 2.1 of the Agreement.

         "Termination Assistance Services:" The services provided by TSG to Customer, in addition to the TSG Services and in accordance with Article 18, to enable Customer to obtain services to replace the TSG Services.

         "Termination Liquidated Damages:" See Section 16.2 of the Agreement.

         "Third-Party Claim:" A claim of liability asserted against a Party by a Person other than the other Party or either Party's Affiliates.

         "Third Party Services:" The third party service agreements specified on
Schedule 5.5.1 hereof.

         "Third Party Software:" Any software and related documentation which may be procured by TSG from time to time from third party vendors and used in performing the TSG Services.

         "Tort Damages:" Bodily or personal injury or death or damage to real or tangible personal property.

         "Transitioned Employees:"  See Section 4.1.1 of the Agreement.

         "Trucomm Software:" The enterprise operations/financial TSG Software to be implemented by TSG in accordance with Schedule 3.1.

         "TSG's Account Manager:" The individual so designated in writing by TSG from time to time, who shall have the responsibilities set forth in Section 4.2.

         "TSG Charges:" The fees and charges set forth in Schedule 7.1 to the Agreement .

         "TSG Data Center:" means the existing data center operated by TSG in Dallas, Texas or such other location as TSG may establish a data center.

         "TSG Indemnitees:" TSG and its directors, officers, employees, and agents and the heirs, executors, successors, and permitted assigns of any of those Persons.

         "TSG Services:" Services described in Schedule 3.1 of the Agreement, as such Schedule may be revised from time to time by mutual written agreement of the Parties.

         "TSG Software:" The software that is developed and licensed to Customer under the terms of this Agreement and that (i) is identified by TSG internally as being owned solely or jointly by TSG or licensed by TSG, (ii) is used or useful in the trucking carrier business, and (iii) can be freely licensed by TSG to third parties for use in the trucking carrier business without payment of a royalty or other fee to a third party.

         "Year 2000 Compliant:" Year 2000 Compliant means computer hardware, software and microcode that has user interfaces, date data fields, processing logic, and outputs that correctly recognize, process and otherwise support date data with respect to dates occurring after January 1, 2000, as determined by TSG's certification process.

                            II. INTERPRETIVE MATTERS

         The Agreement is the result of the Parties' negotiations, and no provision of this Agreement shall be construed for or against either Party because of the authorship of that provision. In the interpretation of the Agreement, except where the context otherwise requires:

         1.       "including"   or  "include"  does  not  denote  or  apply  any
                  limitation;

         2.       "or" has the inclusive meaning "and/or;"

         3.       "and/or" means "or" and is used for emphasis only;

         4.       "$" refers to United States dollars;

         5. the singular includes the plural, and vice versa, and each gender includes each of the others;

         6. captions or headings are only for reference and are not to be considered in interpreting the Agreement;

         7. "Article," "Section," and "Subsection" refer to an Article, Section and Subsection, respectively, of the Agreement, unless otherwise stated in the Agreement;

         8. if an ambiguity arises in a Subsection's Section's, or Article's cross-reference to another Section or Article, the cross-referenced heading controls over the cross-referenced Section or Article number.

                                  SCHEDULE 3.1

                                  TSG SERVICES

                                 SCHEDULE 4.1.1

                                    EMPLOYEES

                               [TO BE DETERMINED]

                                  SCHEDULE 5.4

                            CUSTOMER LEASED EQUIPMENT

                                 SCHEDULE 5.5.1

                              THIRD PARTY SERVICES

                                  SCHEDULE 5.9

                           CUSTOMER LICENSED SOFTWARE

                                  SCHEDULE 5.10

                             CUSTOMER OWNED SOFTWARE

                                  SCHEDULE 6.1

                             SERVICE LEVEL AGREEMENT

                                  SCHEDULE 7.1

                                FEES AND CHARGES